        AGREEMENT RELATING TO BROKERING OF FINANCING AND GUARANTY OF MAG


     This Agreement Relating to Brokering of Financing and Guaranty of MAG (this "Agreement") is made between Mercury Air Group, Inc., a New York corporation ("MAG"), and Western Pacific Airlines, Inc., a Delaware corporation ("WPA").

     1. PRELIMINARY STATEMENT. WPA is desirous of obtaining a loan for $6,000,000 (the "Loan") for the purchase of aviation fuel. MAG has acted as a broker in locating and obtaining a lending institution willing to provide the Loan to WPA. MAG located Compass Bank-Texas (the "Bank") as the lending source. As consideration for acting as a broker in assisting WPA in locating a funding source for the Loan, WPA has agreed to pay a broker fee to MAG. As part of the Loan, WPA will execute and deliver to the Bank a promissory note (the "Note") in the amount of the Loan. WPA desires that the Loan have a maturity date of February 5, 1998, and that WPA will be required to make only monthly interest payments on the loan until August 31, 1997, and principal reductions of $1,000,000 per month (plus accrued interest) starting on September 5, 1997, and on the fifth day of each consecutive month thereafter until paid in full. The Bank will not make a Loan to WPA without a guaranty by an entity with financial credit acceptable to the Bank. MAG has agreed to provide a guaranty to the Bank to allow WPA to make the Loan. The Bank has indicated that the guaranty of MAG will be acceptable to the Bank for purposes for the Bank making the Loan. In consideration for the guaranty by MAG, WPA has agreed to pay a guaranty fee to MAG and to insure that the Bank is fully and timely paid. In addition, MAG and WPA have entered into an Aviation Fuel Management Agreement (the "Fuel Management Agreement") for the management of the supply of aviation fuel by MAG to WPA at various locations. The execution, delivery and continuation of the Fuel Management Agreement is a condition to the execution, delivery and continuation of this Agreement and the Bank Guaranty (as hereinafter defined). The term "Bank" shall include all successors and assigns of the Bank.

     2. AGREEMENT. MAG hereby agrees to (a) execute and deliver to the Bank a guaranty in a form acceptable to WPA and the Bank (the "Bank Guaranty") and a Security Agreement in a form acceptable to WPA and the Bank (the "Security Agreement") in order to satisfy the requirements of the Bank for the Loan to WPA; and (b) subject to the provisions of this Agreement, to maintain such Bank Guaranty and Security Agreement in full force and effect and comply with the terms thereof. In consideration of the brokering services and the execution and delivery of the Bank Guaranty, WPA agrees (i) to pay the Fee (as hereinafter defined) to MAG at the time stated, and (ii) to immediately reimburse or pay to MAG all amounts that MAG is required or obligated to pay to the Bank pursuant to the Bank Guaranty other than expenses related to the preparation and documentation thereof and the Note, as to which WPA and MAG will share equally.

     3. TERM. This Agreement shall commence on the date that MAG delivers to the Bank the Bank Guaranty (the "Commencement Date"). Subject to earlier termination in the manner as provided for herein, the obligation of MAG to provide the Bank Guaranty to the Bank shall continue until the earlier of February 5, 1998, or until the Note is fully and completely paid by WPA. All other terms and conditions of this Agreement shall continue until the full and complete payment of the Note by WPA, complete performance and discharge of all the obligations of WPA under the Note and all related documents, and final termination of any obligations of MAG under the Bank Guaranty.

     4. CONSIDERATION. On the Commencement Date and in consideration of the brokering of the Loan by MAG and the guaranty of the Loan by MAG, WPA shall deliver to MAG three (3) year warrants to purchase two hundred thousand (200,000) shares of common stock of WPA in the form of Exhibit A attached hereto (the "Fee"). MAG shall have no obligation to execute and deliver the Bank Guaranty until the Fee has been fully paid. The parties acknowledge and agree that this Agreement shall be deemed to have been executed and delivered simultaneously with the delivery of the Guaranty Fee.

     5. CONDITIONS PRECEDENT. Prior to the Commencement Date, WPA shall deliver to MAG certified copies of (i) the certificate of incorporation of WPA,
(ii) resolutions of WPA's board of directors in form and substance satisfactory to MAG with respect to authorization of the Loan, the Note, this Agreement, the Fee (including the authorization and validity of the warrants and the stock to be issued thereunder), and the officers of WPA authorized to sign such instruments, and (iii) specimen signatures of the officers so authorized.

     6. INTEREST ON PAST DUE AMOUNTS. All past due amounts due to MAG (pursuant to Section 8 hereto) shall bear interest from and after fifteen (15) days from the date such amounts are due and owing to MAG until paid at the lesser of fifteen percent (15%) or the highest non-usurious rate allowed by applicable law. To the extent such highest non-usurious interest rate chargeable hereunder is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Teas Revised Civil Statues, Article 5069-1.04, as amended) at the applicable time in effect. It is the intention of MAG and WPA to conform strictly to all applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Agreement or otherwise in connection with this Agreement shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum rate of interest that MAG may charge WPA under applicable law and in regard to which WPA may not successfully asset the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to WPA or credited on the unpaid principal amount hereof and this Agreement shall be automatically deemed reformed so as to permit only the collection of the maximum legal non-usurious rate and amount of interest. All sums paid or agreed to be paid to MAG for the use, forbearance or detention of money to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Agreement.

     7. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default" or "Default") by WPA of this Agreement:

          a. the Bank declares a default under the Note and/or accelerates payment of the Note for any reason and WPA fails to cure such default within the applicable cure period of the Note; or

          b. WPA reports to the public, its shareholders, or the Securities & Exchange Commission the then existing occurrence of a default under its senior credit facility, aircraft lease arrangements, or other material agreements and MAG notifies WPA in writing that an Event of Default has occurred; or

          c. the effective date of termination of, or an Event of Default under, the Fuel Management Agreement; or

          d. the demand by the Bank to MAG for the payment of any amounts under the Bank Guaranty; or

          e. any material violation, breach or default by WPA of any covenant, agreement or other obligation under this Agreement, the Note, the Fuel Management Agreement or any other related document or agreement and such violation, breach or default continuing after ten (10) days written notice has been provided to WPA; provided that MAG shall not be required to provide more than two (2) notices during any one year period; or

          f. except for a payment default and as otherwise provided in subsection 7(e) above, any representation or warranty made by WPA in the Note, this Agreement or any related document or instrument is false or misleading in any material respect at the time when made; or

          g. WPA uses amounts advanced to it under the Note for purposes other than those acknowledged in writing by MAG in the Request for Credit (Exhibit A to the Note).

     WPA agrees and acknowledges that by execution and delivery of the Bank Guaranty and the required collateral to the Bank and its continued performance of its obligations under said Guaranty and the Fuel Management Agreement, MAG has fully and completely performed all obligations of MAG hereunder and that MAG shall have no further obligations or responsibilities to WPA under this Agreement.

     8.   ACTIONS UPON EVENTS OF DEFAULT.

          a. Upon the occurrence of an Event of Default and as long as it continues, (i) this Agreement (and any performance hereunder), (ii) the Fuel Management Agreement, and (iii) any other agreement then existing between MAG and WPA may be terminated or suspended at any time by MAG. Such suspension or termination by MAG shall be without any liability to MAG. In addition, MAG shall have all rights, powers or remedies provided by law or in equity for breach of this Agreement, the parties acknowledging and agreeing that no one remedy shall be considered as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law or in equity. Without limiting the generality of the foregoing, WPA agrees that, in addition to all other rights and remedies available at law or in equity, MAG shall be entitled to enforcement of this Agreement in accordance with the principles of equity, including, but not limited to, injunctive relief and specific performance.

          b. Upon the occurrence of an Event of Default and demand by the Bank for payment of the Note (provided that said Event of Default has not otherwise ceased or been cured and the Bank has not terminated or rescinded its demand for payment), WPA hereby agrees to (i) promptly pay to the Bank all amounts then due and owing to the Bank under the Note, or (ii) promptly pay to or deposit with, MAG the full amount then due and owing by WPA to the Bank on the Note, such amounts to include all outstanding principal, accrued and unpaid interest and any other costs due and owing to the Bank regardless of any defense, right of set-off or counterclaim which WPA may have or assert against MAG. If WPA fully pays the Bank and discharges all of WPA's obligations to the Bank under the Note and all obligations to MAG under this Agreement and WPA has paid to, or deposited with MAG, the amounts due to the Bank, then MAG shall return such payment or deposit to WPA less any reasonable costs or expenses incurred by MAG. If WPA fails to pay the Bank, then MAG may retain such funds as reimbursement to MAG for the amounts that MAG has been, or may be, required to pay to the Bank on the Bank Guaranty. In addition, WPA is immediately obligated to reimburse or repay to MAG all amounts paid by MAG to the Bank pursuant to the Bank Guaranty.

     9. PAYMENT OF BANK GUARANTY BY MAG. WPA hereby agrees that if the Bank makes demand upon MAG for payment of the Bank Guaranty, then MAG shall have no obligation or liability to WPA to raise any defenses or claims to the payment of the Bank Guaranty. MAG may promptly pay the Bank Guaranty and immediately seek repayment or reimbursement from WPA.

     10. REPRESENTATIONS AND WARRANTIES. WPA hereby represents and warrants as follows:

          a. WPA is duly organized, validly existing and in good standing under the laws of the state of Delaware and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement, the Fuel Administration Management Agreement and all related agreements.

          b. WPA is duly qualified to do business and in good standing in the State of Texas and in each jurisdiction in which the nature of the business it conducts makes such qualification necessary except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business or financial condition of WPA. WPA currently has employees, operations and offices in Texas.

          c. WPA's execution, delivery and performance of this Agreement the Fuel Management Agreement and all related agreements have been duly authorized by all necessary action under WPA's organizational documents and otherwise.

          d. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by WPA of this Agreement.

          e. This Agreement, the Note, the Loan and all related documents to which WPA is a party do not and will not violate any provisions of the certificate of incorporation or bylaws of WPA, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which WPA is subject, or result in the creation or imposition of any lien upon any properties of WPA, other than those contemplated by this Agreement.

          f. This Agreement is a legal, valid and binding obligation of WPA enforceable against WPA in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          g. There is no pending or threatened action or proceeding affecting WPA before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition of WPA.

          h. WPA has filed all federal, state and foreign income tax returns which are required to be filed, and has paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxers have become due, except for such taxes and assessments as are being contested and reserved for in good faith.

          i. WPA is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, aircraft lease security agreement or other instrument or agreement evidencing or pertaining to any indebtedness of WPA, or any agreement or instrument to which WPA is a party or by which WPA is bound, which default or potential default could result in a material adverse effect on the financial condition or operations of WPA.

     11. REPRESENTATIONS AND WARRANTIES. MAG hereby represents and warrants as follows:

          a. MAG is duly organized, validly existing and in good standing under the laws of the state of New York and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement, the Fuel Administration Management Agreement and all related agreements.

          b. MAG is duly qualified to do business and in good standing in the State of Texas and in each jurisdiction in which the nature of the business it conducts makes such qualification necessary except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business or financial condition of MAG. MAG currently has employees, operations and offices in Texas.

          c. MAG's execution, delivery and performance of this Agreement the Fuel Management Agreement and all related agreements have been duly authorized by all necessary action under WPA's organizational documents and otherwise.

          d. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by MAG of this Agreement.

          e. This Agreement, the Note, the Loan and all related documents to which WPA is a party do not and will not violate any provisions of the certificate of incorporation or bylaws of MAG, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which MAG is subject, or result in the creation or imposition of any lien upon any properties of MAG, other than those contemplated by this Agreement.

          f. This Agreement is a legal, valid and binding obligation of MAG enforceable against MAG in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          g. There is no pending or threatened action or proceeding affecting WPA before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition of MAG.

          h. MAG has filed all federal, state and foreign income tax returns which are required to be filed, and has paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested and reserved for in good faith.

          i. MAG is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, aircraft lease security agreement or other instrument or agreement evidencing or pertaining to any indebtedness of MAG, or any agreement or instrument to which MAG is a party or by which MAG is bound, which default or potential default could result in a material adverse effect on the financial condition or operations of MAG.


     12.  COVENANTS OF WPA.

          a. Except as provided below, until the Note is fully and completely paid by WPA, WPA shall not pay any dividends on, or make any redemption of, any stock of WPA. So long as no Event of Default has occurred and is continuing WPA may pay dividends (i) to the holders of Series B Preferred Stock of WPA in accordance with the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of Western Pacific Airlines, Inc. dated January 31, 1997 (the "Certificate of Designation") at a rate not to exceed the per share rate for the Series B Preferred Stock as set forth in Exhibit A, Section 2 of the Certificate of Designation, and (ii) to any other holders of preferred shares that may subsequently be issued by WPA prior to, or on a parity with, the Series B Preferred Stock as set forth in Section 8a and 8b on "Ranking" on Exhibit A to the Certificate of Designation at a rate note to exceed 15% per annum, so long as such other preferred shares have been fully paid in cash (or cash equivalent). Further, WPA may redeem stock of WPA so long as (i) no Event of Default has occurred and is continuing, (ii) new equity funds (in cash or cash equivalent) are contributed to WPA (or received by WPA) prior to such redemption in an amount equal to or greater than the amount to be paid by WPA for such redemption, (iii) to the extent such redemption relates to the Series B Preferred Stock, such redemption is in accordance with the requirements set forth in the Certificate of Designation, and (iv) to the extent that such redemption relates to stock other than the Series B Preferred Stock, such redemption is in accordance with the requirements set forth in the applicable instrument.

          b. During the term of this Agreement, all funds borrowed by WPA from the Bank shall be used by WPA only for purposes acknowledged in writing by MAG in the Request for Credit.

     13. RETURN OF FUNDS. If at any time all or any part of any payment previously made by WPA to MAG is or must be returned by MAG (or is recovered from MAG) for any reason, including orders from bankruptcy courts, this Agreement shall be automatically reinstated to the same effect as if the obligations hereunder had not been satisfied or the prior obligation had not been paid.

     14. ATTORNEYS' FEES. (i) WPA shall pay one-half of the reasonable out-of-pocket legal fees and expenses incurred by MAG in the preparation of this Agreement and the related documents. (ii) In case of default arising hereunder by either party hereto, should it become necessary for the one of the party's hereto to place the enforcement of this Agreement or any part thereof, in the hands of an attorney, or file suit upon the same, or the same is collected through any judicial proceeding whatsoever, the prevailing party shall reimburse the other party for all reasonable expenses incurred by the prevailing party by reason thereof, including, but not limited to, reasonable attorneys' fees and court and related costs.

     15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by MAG and WPA, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

     16. NO WAIVER; REMEDIES. No failure on the part of MAG or WPA to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     17. SEPARABILITY. If any clause, sentence, paragraph, subsection or Section of this Agreement should be judicially declared to be invalid, unenforceable or void, such decisions will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     18. USURY. It is the intention of MAG and WPA to conform strictly to all applicable usury laws. It is therefore agreed that in the event that the Fee specified in this Agreement is deemed to be interest subject to the usury laws, the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Agreement or otherwise in connection with the transaction for which this Agreement relates shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum rate of interest that MAG may charge WPA under applicable law and in regard to which MAG may not successfully assert the claim or defense of usury. If any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to WPA or credited on the unpaid principal amount hereof, and this Agreement shall be automatically deemed reformed so as to permit only the collection of the maximum legal non-usurious rate and amount of interest. All sums paid or agreed to be paid to MAG for the use, forbearance or detention of the indebtedness evidenced hereby to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Agreement.

     19. SURVIVAL. All warranties, representation and covenants made by WPA and MAG herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any thereof. All statements in any such certificate or other instrument shall constitute warranties and representations hereunder.

     20. FURTHER ASSURANCES. WPA and MAG hereby agree to execute and deliver all such instruments and take all such action as WPA or MAG may from time to time reasonably request in order to fully effectuate the purpose of this Agreement.

     21. EFFECT OF BANKRUPTCY PROCEEDING, ETC. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due MAG pursuant to the terms of this Agreement or the Fuel Management Agreement is rescinded or must otherwise be restored returned by MAG upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of WPA, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to WPA or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against WPA of a case or proceeding under a bankruptcy or insolvency law, WPA agrees that, for purposes of this Agreement and its obligations hereunder ,the Fuel Management Agreement and its obligations thereunder shall be deemed to have been declared in default with the same effect as if the Fuel Management Agreement had been declared in default in accordance with the terms thereof, and WPA shall forthwith pay the amounts specified by MAG to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

     22.  GOVERNING LAW, JURISDICTION AND VENUE.  THE PARTIES HERETO AGREE THAT
(I) THIS AGREEMENT AND ANY DISPUTE ARISING HEREUNDER SHALL BE DEEMED TO HAVE BEEN DELIVERED, ACCEPTED AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; (II) THE STATE OF TEXAS HAS PERSONAL JURISDICTION OVER THE PARTIES TO THIS AGREEMENT; AND (III) VENUE OF ANY LAWSUIT OR LEGAL PROCEEDING SHALL BE IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION.

     23. ENTIRE AGREEMENT. This Agreement, the Fuel Management Agreement and all related documents constitute the entire agreement and understanding of the parties relating to the subject matter hereof.

     24. INDEMNITY. WPA agrees to indemnify, hold harmless and defend MAG from and against any and all claims, liabilities, losses and expenses, if any, which MAG may suffer or incur in connection with this Agreement except to the extent such claims, liabilities, losses and expenses result from MAG's gross negligence, willful misconduct or a breach of its obligations hereunder.

     25. NOTICES. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including facsimile and telex) or when delivered by overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail return receipt requested, addressed as follows:

               MAG:      Mercury Air Group, Inc.
                         15710 JFK Blvd., Suite 200
                         Houston, Texas 77032
                         Attn: Jeffrey C. Stallones

               Copy to:  Mercury Air Group, Inc.
                         5456 McConnell Avenue
                         Los Angeles, California 90066
                         Attn: Executive Vice President
                              Fuel Sales and Credit Management

                         Mercury Air Group, Inc.
                         104 E. Mountain Sky
                         Phoenix, Arizona 85048
                         Attn: Bruce Crocker

                         Mr. Reese W. Baker
                         Broocks, Baker & Lange, L.L.P.
                         808 Travis Street, Suite 1700
                         Houston, Texas 77002
                         Facsimile: 713-547-7000

               WPA:      Western Pacific Airlines, Inc.
                         2864 South Circle Drive, Suite 1100
                         Colorado Springs, Colorado 80906
                         Attn: Chief Executive Officer
                         Facsimile: 719-527-7421

               Copy to:  D'Ancona & Pflaum
                         30 North LaSalle Street, Suite 2900

                         Chicago, Illinois 60602
                         Attn: Allan J. Reich
                         Facsimile: 312-580-0923

or to such other address or number, and to the attention of such other person or offices, as any party may designate, at any time, in writing in conformity with these notice provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the 25th day of April, 1997.


                              MERCURY AIR GROUP, INC.,
                              a New York corporation


                              By:
                                  --------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                     -----------------------------------


                              WESTERN PACIFIC AIRLINES, INC.,
                              a Delaware corporation


                              By:
                                  --------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                     -----------------------------------